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                                                                    EXHIBIT 10.5

                             ORIGEN FINANCIAL, INC.

                           2003 EQUITY INCENTIVE PLAN

                                   ARTICLE I.
                        PURPOSE AND ADOPTION OF THE PLAN

         1.01 PURPOSE. The purpose of the Origen Financial, Inc. 2003 Equity Incentive Plan (the "Plan") is to provide certain officers, directors, employees and consultants of Origen Financial, Inc., a Delaware corporation (the "Company"), and Origen Financial, L.L.C., a Delaware limited liability company (the "Operating Partnership"), with an additional incentive to promote the Company's financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of, or service to, the Company, the Operating Partnership or another Subsidiary.

         1.02 ADOPTION AND TERM. The Plan was approved by the Board as of September 14, 2003 and by its stockholders as of October 8, 2003, and will remain in effect until all shares authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board; provided, however, that no Incentive Stock Option may be granted after September 14, 2013.

                                   ARTICLE II.
                                   DEFINITIONS

         2.01 ADMINISTRATOR means the group of persons having authority to administer the Plan pursuant to Section 3.01.

         2.02 AWARD means any one or combination of Non-Qualified Stock Options, Performance Based Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Awards, dividend equivalent rights or any other award made under the terms of the Plan.

         2.03 AWARD AGREEMENT means a written agreement between the Company and Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of an Award granted under the Plan.

         2.04 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified conditions set forth in the Award Agreement must be satisfied.

         2.05 BENEFICIARY means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death.

         2.06     BOARD means the Board of Directors of the Company.

         2.07 CHANGE OF CONTROL EVENT means (a) an event or series of events by which any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, the Operating Partnership, any Subsidiary, Ronald A. Klein, Gary A. Shiffman, any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 of the Exchange Act) of Ronald A. Klein or Gary A. Shiffman, or any trustee, fiduciary or other person or entity holding

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securities under any employee benefit plan or trust of the Company, the
Operating Partnership, or any Subsidiary), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the Exchange Act) of such person, shall become the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board (other than as a result of an acquisition of securities directly from the Company); (b) consummation of: (i) any consolidation or merger of the Company in which the stockholders of the Company immediately prior to the consolidation or merger would not, immediately after the consolidation or merger, "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (ii) any sale, lease, exchange or other transfer to an unrelated party (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; (c) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (d) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (i) a vote of at least two-thirds of the Incumbent Directors or (ii) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee of the Board comprised, in the majority, of Incumbent Directors. Notwithstanding the foregoing, a "Change of Control Event" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of voting securities outstanding, increases the proportionate number of shares of voting securities beneficially owned by any person to more than 50% of the combined voting power of all then outstanding voting securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of voting securities (other than pursuant to a stock split, stock dividend or similar transaction or as a result of an acquisition of securities directly from the Company), then a "Change of Control Event" shall be deemed to have occurred for purposes of the foregoing clause (a).

         2.08 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

         2.09     COMMON STOCK means the Common Stock of the Company, par value
$0.01.

         2.10 COMPANY means Origen Financial, Inc., a Delaware corporation, and any successor thereto.

         2.11 DATE OF GRANT means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.

         2.12 DEFERRED STOCK AWARD means an Award of phantom stock units pursuant to an Award Agreement that provides for the right to receive Common Stock at the end of a specified deferral period.

         2.13 DIRECTOR means a member of the Board of Directors of the Company.

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         2.14     EFFECTIVE IPO means an initial public offering of the Common
Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission.

         2.15 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         2.16 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Administrator, in accordance with Section
7.03 hereunder, and set forth in the Award Agreement, which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the Incremental Value to be paid to the Participant.

         2.17 EXPIRATION DATE means the date specified in an Award Agreement as the expiration date of such Award.

         2.18 FAIR MARKET VALUE means, on any given date, the fair market value of the Common Stock as determined in good faith by the Administrator; provided, however, that if the Common Stock is listed for trading on a national securities exchange or admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the determination shall be made by reference to market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Common Stock are reported on Nasdaq or on a national securities exchange, the Fair Market Value shall be the "Price to Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Effective IPO.

         2.19     INCENTIVE STOCK OPTION means a stock option described in
Section 422 of the Code.

         2.20     INCREMENTAL VALUE has the meaning given such term in Section
7.01 of the Plan.

         2.21 INDEPENDENT DIRECTOR means a member of the Board who is not also an employee of the Company, the Operating Partnership or any Subsidiary.

         2.22 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

         2.23 OPERATING PARTNERSHIP means Origen Financial L.L.C., a Delaware limited liability company, and any successor thereto.

         2.24 OPTIONS means all Non-Qualified Stock Options, Incentive Stock Options and Performance Based Options granted at any time under the Plan.

         2.25     PARTICIPANT has the meaning set forth in Article V.

         2.26     PERFORMANCE BASED AWARD has the meaning set forth in Section
11.01.

         2.27 PERFORMANCE BASED OPTION means a stock option which, upon exercise or at any other time, would not result in or give rise to "applicable employee remuneration" within the meaning of Section 162(m) of the Code.

         2.28 PERFORMANCE CYCLE means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of

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one or more performance criteria will be measured for the purpose of determining a grantee's right to and the payment of a Performance Based Award.

         2.29 PLAN means the Origen Financial, Inc. 2003 Equity Incentive Plan, as described herein and as it may be amended from time to time.

         2.30 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.02.

         2.31 RESTRICTED STOCK means shares of Common Stock subject to restrictions imposed under the terms of an Award granted pursuant to Article IX.

         2.32 RULE 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.

         2.33 STOCK APPRECIATION RIGHT means an Award granted in accordance with Article VII.

         2.34 SUBSIDIARY means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

         2.35 TERMINATION OF SERVICE means the voluntary or involuntary termination of a Participant's employment with, or consulting or other independent contractor relationship to, the Company for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any other similar transaction in which the Participant's employer ceases to be the Company, the Operating Partnership or a Subsidiary. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Termination of Service shall be determined in each case by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, a change in status from an employee to a consultant or from a consultant to an employee will not constitute a Termination of Service.

                                  ARTICLE III.
                                 ADMINISTRATION

         3.01 ADMINISTRATION. The Administrator of the Plan shall be a committee of two or more Independent Directors elected or appointed by the Board. The Administrator shall administer the Plan in accordance with this provision and shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new options (including options granted under other plans of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted thereunder as it may deem necessary or advisable. All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and the Participants. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or who are not "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be awarded during the period of the delegation and shall contain guidelines as

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to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

         3.02 INDEMNIFICATION. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company's certificate of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company's officers, directors or employees or by any applicable law.

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                                   ARTICLE IV.
                   COMMON STOCK ISSUABLE PURSUANT TO THE PLAN

         4.01 SHARES ISSUABLE. Shares to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. Except as provided in Section 4.03, the Awards granted to any Participant and to all Participants in the aggregate under the Plan shall be limited so that the sum of the following shall never exceed seven percent (7%) of the total number of shares of Common Stock of the Company outstanding after giving effect to the initial formation and capitalization transactions of the
Company: (i) all shares which shall be issued upon the exercise of outstanding Options or other Awards granted under the Plan, (ii) all shares for which payment of Incremental Value shall be made by reason of the exercise of Stock Appreciation Rights at any time granted under the Plan, and (iii) the number of shares otherwise issuable under an Award which are applied by the Company to payment of the withholding or tax liability discussed in Section 12.04, provided, that, if the Company completes an Effective IPO, the shares available for issuance under the Plan shall be increased to equal seven percent (7%) of the total outstanding shares of Common Stock of the Company upon completion of the Effective IPO. Subject to such overall limitation, from and after the date the Company becomes subject to the deduction limit imposed by Section 162(m) of the Code, Options and Stock Appreciation Rights with respect to no more than Five Hundred Thousand (500,000) shares of Common Stock may be granted to any one individual Participant during any one calendar year period.

         4.02 SHARES SUBJECT TO TERMINATED AWARDS. In the event that any Award at any time granted under the Plan shall be surrendered to the Company, be terminated or expire before it shall have been fully exercised, or an award of Stock Appreciation Rights is exercised for cash, then all shares formerly subject to such Award as to which such Award shall not have been exercised shall be available for any Award subsequently granted in accordance with the Plan. Shares of Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of tandem Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, and shares of Common Stock issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards. Shares which are reacquired by the Company or shares of Restricted Stock which are forfeited pursuant to forfeiture provisions in the Award Agreement shall be available for subsequently granted Awards only if the forfeiting Participant received no benefits of ownership (such as dividends actually paid to the Participant) other than voting rights of the forfeited shares. Any shares of Common Stock issued by the Company pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for Awards under this Plan unless issued under this Plan.

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         4.03     ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

                  (a) RECAPITALIZATIONS. Subject to 4.03(b) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Options or Stock Appreciation Rights that can be granted to any one individual Participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the Exercise Price or Purchase Price subject to any then outstanding Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the Exercise Price multiplied by the number of Options and Stock Appreciation Rights) as to which such Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares. The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

                  (b) MERGERS. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, (A) all Awards, including Options, shall vest and all restrictions, if any, with respect to Awards shall be deemed to have lapsed, and (B) all Awards shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Common Stock pursuant to the Transaction (the "Merger Price") and all Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (I) the Merger Price times the number of

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         shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (II) the aggregate exercise price of all such outstanding Options; provided, however, that each Participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Options, including those that are not then exercisable, subject to the consummation of the Transaction.

                  (c) SUBSTITUTE AWARDS. After any reorganization, merger or consolidation in which the Company, the Operating Partnership or a Subsidiary shall be a surviving entity, the Administrator may grant substituted Awards under the provisions of the Plan replacing stock and stock based awards granted under a plan of another party to the reorganization, merger or consolidation, where such party's stock may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any adjustments may provide for the elimination of any fractional shares which might otherwise have become subject to any Awards.

                                   ARTICLE V.
                                  PARTICIPATION

         5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be the employees (including prospective employees), Independent Directors, consultants and advisors of the Company, the Operating Partnership and the other Subsidiaries, as determined and selected from time to time by the Administrator, in its sole and absolute discretion. The Administrator's designation of a Participant in any year shall not require the Administrator to designate such person to receive Awards in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

                                   ARTICLE VI.
                                  OPTION AWARDS

         6.01 POWER TO GRANT OPTIONS. The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase Common Stock from the Company at such price, in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

         6.02 PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall not be less than the Fair Market Value on the Date of Grant (other than Options granted in lieu of cash compensation); provided, however, that the Purchase Price for shares of Common Stock purchased pursuant to Options designated by the Administrator as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under
Section 422 of the Code and provided further that the Purchase Price for shares of Common Stock purchased pursuant to Options designated by the Administrator as Performance Based Options shall be equal to or greater than the Fair Market Value on the Date of Grant.

         6.03 DESIGNATION OF INCENTIVE STOCK OPTIONS. Except as otherwise expressly provided in the Plan, the Administrator may designate, at the Date of Grant of each Option to a Participant who is an employee of the Company or a Subsidiary that is a "subsidiary corporation" as defined in Section 424(f) of the Code, that the Option is an Incentive Stock Option under Section 422 of the Code.

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                  (a)      INCENTIVE STOCK OPTION SHARE LIMITATION. No
         Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such Participant to purchase a number of shares greater than the maximum number permitted by Section 422 of the Code as in effect on the Date of Grant.

                  (b) OTHER INCENTIVE STOCK OPTION TERMS. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Administrator as an Incentive Stock Option shall be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or any Option designated by the Administrator as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the Award Agreement shall remain in full force and effect. If any Award Agreement covering an Option designated by the Administrator to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms. To the extent that any Option exceeds the limits of
         Section 422 of the Code, it shall constitute a Non-Qualified Stock Option.

         6.04 DESIGNATION OF PERFORMANCE BASED OPTIONS. Except as otherwise expressly provided in the Plan, the Administrator may designate, at the Date of Grant of each Option to a Participant who is an employee of the Company, the Operating Partnership or a Subsidiary, that the Option is a Performance Based Option. A Performance Based Option shall have a Purchase Price not less than the Fair Market Value on the Date of Grant and shall contain such other terms and conditions as the Administrator may deem necessary so that, upon exercise or at any other time, the Performance Based Option does not result in or give rise to "applicable employee remuneration" within the meaning of Section 162(m) of the Code.

         6.05     OPTIONS GRANTED TO INDEPENDENT DIRECTORS.

                                    (a)      The Board, in its discretion, may
                  grant Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

                                    (b)      The exercise price per share for
                  the Common Stock covered by an Option granted under this
                  Section 6.05(a) shall be equal to the Fair Market Value of Common Stock on the Date of Grant.

                                    (c)      An Option granted under Section
                  6.05(a) shall be subject to such vesting and exercisability provisions as the Board may provide at the time of grant. An Option issued under Section 6.05(a) shall not be exercisable after the expiration of ten years from the Date of Grant.

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         6.06     RIGHTS AS A STOCKHOLDER. The Participant or any transferee of an Option pursuant to Section 8.02 or Section 12.05 shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and except as provided in Section 10.01, no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option.

                                  ARTICLE VII.
                            STOCK APPRECIATION RIGHTS

         7.01 POWER TO GRANT STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant to any Participant, on such terms established by the Administrator on or prior to the Date of Grant and subject to and not inconsistent with the provisions of this Plan, the right to receive the payment from the Company, payable as provided in Section 7.04, of an amount equal to the Incremental Value of the Stock Appreciation Rights, which shall be an amount equal to the remainder derived from subtracting (i) the Exercise Price for the right established in the Award Agreement from (ii) the Fair Market Value of a share of Common Stock on the date of exercise. The terms of any Stock Appreciation Right granted under the Plan shall be set forth in an Award Agreement.

         7.02 TANDEM STOCK APPRECIATION RIGHTS. The Administrator may grant to any Participant a Stock Appreciation Right consistent with the provisions of this Plan covering any share of Common Stock which is, at the Date of Grant of the Stock Appreciation Right, also covered by an Option granted to the same Participant, either prior to or simultaneously with the grant to such Participant of the Stock Appreciation Right, provided: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share; (ii) any Stock Appreciation Right covering any share of Common Stock shall not be exercisable upon the exercise of any related Option with respect to the same share; and
(iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.

         7.03 EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Administrator and, in the case of a tandem Stock Appreciation Right, shall not be less than the Purchase Price of the related Option. Upon exercise of the Stock Appreciation Rights, the number of shares subject to exercise under a related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which is surrendered as a result of the exercise of such Stock Appreciation Rights.

         7.04 PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Administrator, in its sole discretion, as follows: (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of the Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of the payment by the Fair Market Value on the date of exercise. The Administrator may determine whether payment upon exercise of a Stock Appreciation Right will be made in cash or in stock, or a combination thereof, upon or at any time prior to the exercise of such Stock Appreciation Right. No fractional share of Common Stock shall be issued to make any payment; if any fractional shares would be issuable, the mix of cash and Common Stock payable to the

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Participant shall be adjusted as directed by the Administrator to avoid the issuance of any fractional share.

                                  ARTICLE VIII.
                 TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS

         8.01 DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

                  (a) Expiration Date of the Award as provided in the Award Agreement; or

                  (b)      Termination of the Award as provided in Section 8.02;
         or

                  (c) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

                  (d) Solely in the case of tandem Stock Appreciation Rights, upon the Expiration Date of the related Option or Stock Appreciation Right, as the case may be.

         8.02     EXERCISE ON DEATH OR TERMINATION OF SERVICE.

                  (a) Unless otherwise provided in the Award Agreement, in the event of a Termination of Service as a result of the death of a Participant, the right to exercise all unexpired Awards shall be accelerated and shall accrue as of the date of death, and the Participant's Awards may be exercised by his Beneficiary at any time within one year after the date of the Participant's death.

                  (b) Unless otherwise provided in the Award Agreement, in the event of Participant's Termination of Service at any time for any reason (including disability or retirement) other than death or for "cause" (as defined in subparagraph (c) below), an Award may be exercised, but only to the extent it was otherwise exercisable, on the date of Termination of Service, within ninety days after the date of Termination of Service. In the event of the death of the Participant within the ninety-day period following Termination of Service, his Award may be exercised by his Beneficiary within the one year period provided in subparagraph (a) above. Notwithstanding anything to the contrary herein, if the Participant violates the non-competition or confidentiality provisions of any employment agreement, consulting agreement, confidentiality or non-competition agreement or other agreement between the Participant and the Company, the Operating Partnership or a Subsidiary, the right to exercise an Award shall terminate immediately upon such violation.

                  (c) In the event that a Participant's Termination of Service is for "cause", all Awards shall terminate immediately upon Termination of Service. If such Participant has a written employment and/or consulting agreement with the Company, "cause" shall be as defined in such agreement. In the absence of a written employment and/or consulting agreement, a Termination of Service shall be deemed to have been for "cause" if such termination is determined, in the sole discretion of the Administrator, to have resulted from: (i) the Participant's commission of fraud, embezzlement, theft, or a crime involving moral turpitude, in any case whether or not involving the Company, that in the opinion of the Administrator renders the Participant's continued employment or service detrimental to the Company, the Operating Partnership or any Subsidiary, or its or their reputation, (ii) the gross negligence or willful misconduct by the Participant in connection with the performance of his or her duties as an employee of, or consultant to, the Company, the

         Operating Partnership or any Subsidiary, (iii) the substantial or repeated failure or refusal of the Participant to perform according to reasonable expectations and standards set by the Board and/or management consistent with Participant's title and position, or (iv) Participant's indictment or conviction of a felony.

         8.03 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer of the Company designated in the Award Agreement on or before 5 p.m. local time on the Expiration Date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash, by certified or bank check or other instrument acceptable to the Administrator in U.S. funds payable to the order of the Company pursuant to the Award Agreement; provided, however, that the Administrator may (but need not) permit payment to be made by delivery to the Company of (a) shares of Common Stock that either have been beneficially owned by the Participant for at least six months prior to such delivery (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, (b) any combination of the foregoing methods of payment, or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

                                   ARTICLE IX.
                             RESTRICTED STOCK AWARDS

         9.01 RESTRICTED STOCK AWARDS. The Administrator may, in its sole discretion, grant or sell to any Participant, at such purchase price, if any, as determined by the Administrator, shares of Common Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"), which purchase price, if any, shall be payable in cash or other form of consideration acceptable to the Administrator. Conditions may be based on continuing employment or other service relationship with the Company, the Operating Partnership or a Subsidiary and/or the achievement of pre-established performance goals and objectives. The terms and conditions of each Award of Restricted Stock shall be determined by the Administrator in its sole discretion and shall be set forth in an Award Agreement executed and delivered by the Company and the Participant, and such terms and conditions may differ among individual Awards and Participants.

         9.02 VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be restricted shares and shall be deemed "vested." Except as otherwise determined by the Administrator in its discretion, the vesting period of an Award of Restricted Stock shall be at least three years, except that in the case of a Restricted Stock Award that may become transferable and no longer subject to forfeiture upon the attainment of pre-established performance goals, the vesting period shall be at least one year.

         9.03 FORFEITURE OF RESTRICTED STOCK. Subject to Section 9.05, all Restricted Stock shall be forfeited and all Restricted Stock Awards shall terminate unless the Participant continues in the service of the Company, the Operating Partnership or a Subsidiary until the expiration of the forfeiture and satisfies any other conditions set forth in the Award Agreement. If the Award Agreement shall so provide, in the case of death, disability or retirement (as defined in the Award Agreement) of the Participant, all of the shares of Restricted Stock shall immediately vest and any restrictions shall lapse as of the date of such death, disability or retirement.

         9.04 DELIVERY OF SHARES UPON VESTING. Upon the lapse of the restrictions established in the Award Agreement, the Participant shall be entitled to receive, without payment of any cash or other consideration, certificates for the number of shares covered by the Restricted Stock Award.

         9.05 WAIVER OR MODIFICATION OF FORFEITURE PROVISIONS. The Administrator has full power and authority to modify or waive any or all terms, conditions or restrictions (other than the minimum restriction period set forth in Section 9.02) applicable to any Restricted Stock Award granted to a Participant under the Plan; provided that no modification shall, without consent of the Participant, adversely affect the Participant's rights thereunder.

         9.06 RIGHTS AS A STOCKHOLDER. Upon execution of an Award Agreement setting forth the terms of the Restricted Stock and the payment of any applicable purchase price, a Participant shall have all rights of a stockholder with respect to the shares of Restricted Stock owned by such Participant, including but not limited to, voting and the right to receive dividends declared on the Common Stock, subject to such conditions contained in the applicable Award Agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested in accordance with the terms of the Award Agreement, and the Participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

                                   ARTICLE X.
             DIVIDEND EQUIVALENT RIGHTS AND OTHER STOCK BASED AWARDS

         10.01 GRANT OF DIVIDEND EQUIVALENT RIGHTS. The Administrator may include in an Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Administrator shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Administrator shall deem appropriate.

         10.02 GRANT OF OTHER AWARDS. Other Awards of Common Stock or other securities of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, membership interests in the Operating Partnership and Awards valued by reference to book value or Subsidiary performance ("Other Awards"), may be granted either alone or in addition to or in conjunction with Options or Stock Appreciation Rights under the Plan. Subject to the provisions of the Plan, the Administrator shall have the sole and complete authority to determine the persons to whom and the time or times at which Other Awards shall be made, the number of shares of Common Stock or other securities, if any, to be granted pursuant to such Other Awards, and all other conditions of such Other Awards. Any Other Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to the Other Award.

         10.03 TERMS OF OTHER AWARDS. In addition to the terms and conditions specified in the Award Agreement, Other Awards made pursuant to this Article X shall be subject to the following:

                  (a) Any shares of Common Stock subject to such Other Awards may not be sold, assigned, transferred or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

                  (b) If specified by the Administrator and the Award Agreement, the recipient of an Other Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Other Award; and

                  (c) The Award Agreement with respect to any Other Award shall contain provisions providing for the disposition of such Other Award in the event of Termination of Service prior to the exercise, realization or payment of such Other Award, with such provisions to take account of the specific nature and purpose of the Other Award.

                                   ARTICLE XI.
                            PERFORMANCE BASED AWARDS

         11.01 PERFORMANCE BASED AWARDS. Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Based Option granted to a Participant is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance Based Award"), such Award shall comply with the provisions set forth in this Article XI.

         11.02 PERFORMANCE CRITERIA. The performance criteria used in performance goals governing Performance Based Awards granted to Participants may include any or all of the following: (i) the Company's return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the stock; (vi) sales or market share; or (vii) earnings per share.

         11.03 GRANT OF PERFORMANCE BASED AWARDS. With respect to each Performance Based Award granted to a Participant, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance Based Awards to different Participants.

         11.04 PAYMENT OF PERFORMANCE BASED AWARDS. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Participant's Performance Based Award, and, in doing so, may reduce or eliminate the amount of the Performance Based Award for a Participant if, in its sole judgment, such reduction or elimination is appropriate.

         11.05 MAXIMUM AWARD PAYABLE. The maximum Performance Based Award payable to any one Participant under the Plan for a Performance Cycle is Five Hundred Thousand (500,000) shares of Common Stock (subject to adjustment as provided in Section 4.03).

                                  ARTICLE XIII.
                         TERMS APPLICABLE TO ALL AWARDS

         12.01 AWARD AGREEMENT. The grant and the terms and conditions of the Award shall be set forth in an Award Agreement between the Company and the Participant. No person shall have any rights under any Award granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted shall have executed and delivered an Award Agreement expressly granting the Award to such person and setting forth the terms of the Award.

         12.02 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 4.03, the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express approval of the Participant.

         12.03 MODIFICATION OF AWARD AFTER GRANT. Each Award granted under the Plan to a Participant may be modified after the date of its grant by express written agreement between the Company and the Participant.

         12.04 TAXES. Each Participant shall, no later than the date as of which the value of an Award or of any Common Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company, the Operating Partnership and the Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant. Subject to approval by the Administrator, a Participant may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, (b) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (c) any combination of (a) and (b).

         12.05    LIMITATIONS ON TRANSFER. Except as otherwise provided in this
Section 12.05, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a "Qualified Domestic Relations Order"). During the lifetime of a Participant, only the Participant personally (or the Participant's personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant's rights under the Plan. The Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, the Administrator in its sole discretion may provide in the Award Agreement that a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section
12.05. Options which are transferred pursuant to this Section 12.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

         12.06 GENERAL RESTRICTION. Notwithstanding anything to the contrary herein, the Company shall have no obligation or liability to deliver any shares of Common Stock under the Plan or to make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, rules and regulations, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations of any national securities exchange upon which the Common Stock is traded.

         12.07 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve, including, but not limited to, terms which provide that upon such surrender the Company will pay to the Participant cash or Common Stock, or a combination of cash and Common Stock.

         12.08 ACCELERATION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Award prior to the time such Award would otherwise become exercisable under the terms of the Award Agreement.

         12.09 EXTENSION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Award granted under this Plan to be exercised after its Expiration Date or after the ninety day period following Termination of Service, subject, however, to the limitations described in Section 8.01 (c) and (d).

         12.10 CONDITIONS FOR EXERCISE. An Award Agreement may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments which may be cumulative) as may be determined by the Administrator at the Date of Grant. No Stock Appreciation Right may be exercised prior to six months from the Date of Grant.

         12.11 CHANGE OF CONTROL EVENT. Unless otherwise provided in the Award Agreement, and subject to such other terms and conditions as the Administrator may establish in the Award Agreement, upon the occurrence of a Change of Control Event, all outstanding Options shall become immediately exercisable in full and all other outstanding Awards under the Plan shall become fully vested.

                                  ARTICLE XIII.
                               GENERAL PROVISIONS

         13.01 AMENDMENT AND TERMINATION OF PLAN. The Administrator may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely effect rights under any outstanding Award without the holder's written consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under
Section 422 of the Code or ensure that compensation earned under Options granted under the Plan qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13.01 shall limit the Board's authority to take any action permitted pursuant to Section 4.03.

         13.02 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan, any applicable Award Agreement nor any action taken hereunder or thereunder shall be construed as giving any Participant any right to be retained in the employ of, or service to, the Company, the Operating Partnership or a Subsidiary or interfere in any way with the right of the Company, the Operating Partnership or a Subsidiary to terminate the Participant's employment or service at any time.

         13.03 COMPLIANCE WITH RULE 16b-3. From and after the closing of an Effective IPO, it is intended that the Plan be applied and administered in compliance with Rule 16b-3. From and after an Effective IPO, if any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

         13.04 SECURITIES LAW RESTRICTIONS. The shares of Common Stock issuable pursuant to the terms of any Awards granted under the Plan may not be issued by the Company without registration or qualification of such shares under the Securities Act of 1933, as amended, and under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Common Stock upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an Award hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Award for investment, and not with the view toward distribution. The Administrator may require the placing of such stop orders and restrictive legends on certificates for Common Stock and Awards as it deems appropriate.

         13.05 TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

         13.06 CAPTIONS. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

         13.07 NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan.

         13.08 LOANS TO PARTICIPANTS. Subject to applicable law, the Company shall have the authority to make loans to Participants to facilitate the purchase of shares of Common Stock under the Plan.

         13.09 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

         13.10 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

         13.11 CHOICE OF LAW. This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to the conflict of law principles.